UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 9, 2009

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On November 9, 2009, International Rectifier Corporation (the “Company”) issued a press release announcing the preliminary results of the 2009 annual meeting of shareholders.  A copy of that press release  is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As previously announced, at the Company’s 2009 annual meeting, Oleg Khaykin, the Company’s Chief Executive Officer, shared the Company’s investor presentation with shareholders.   A copy of the Company’s investor presentation, as updated following the meeting, is posted and available for viewing at the Company’s investor relations website at http://investor.irf.com.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release of International Rectifier Corporation dated November 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2009	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
Name: Timothy E. Bixler
Title: General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of International Rectifier Corporation dated November 9, 2009.